Exhibit 99.1

Aeva Reports Third Quarter 2021 Results

Continued momentum in automotive, with Plus production win to implement Aeva’s 4D LiDAR on PlusDrive autonomous trucks

Selected Fabrinet for automotive-grade production of 4D LiDAR chip module

On track to complete B sample development by year end and deliveries to our partners in 2022

MOUNTAIN VIEW, Calif., November 10, 2021 – Aeva (NYSE: AEVA), a leader in next-generation sensing and perception systems, today announced its third quarter 2021 results.

Key Company Highlights

•
Key production win with Plus to implement Aeva’s 4D LiDAR as long-range LiDAR on PlusDrive autonomous trucks
•
On track with key development milestones across other automotive and non-automotive collaborations
•
Selected Fabrinet as automotive-grade manufacturing partner (IATF 16949 certified) to produce 4D LiDAR chip module and accelerate manufacturing capabilities
•
Completed product design release for B sample, providing path to final cost structure and deliveries to our partners in 2022

“Aeva is solidifying the path to commercialization of our breakthrough 4D LiDAR,” said Soroush Salehian, Co-Founder and CEO at Aeva. “The production win with Plus is significant because it highlights our growing commercial momentum as the industry increasingly transitions to FMCW LiDAR to enable safe automated driving, and it validates the leading performance and scalability of Aeva’s automotive-grade LiDAR on chip technology. We remain laser focused on supporting our partners and working towards realizing Aeva’s mission to bring perception to all devices.”

Third Quarter 2021 Financial Highlights

•
Cash, Cash Equivalents and Marketable Securities
o
Cash, cash equivalents and marketable securities of $477.7 million as of September 30, 2021
•
Revenue
o
Revenue of $3.5 million in Q3 2021, compared to $1.9 million in Q3 2020
•
GAAP and Non-GAAP Operating Loss*
o
GAAP operating loss of $27.4 million in Q3 2021, compared to GAAP operating loss of $4.8 million in Q3 2020
o
Non-GAAP operating loss of $19.9 million in Q3 2021, compared to non-GAAP operating loss of $3.7 million in Q3 2020
•
GAAP and Non-GAAP Net Loss per Share*
o
GAAP net loss per share of $0.13 in Q3 2021, compared to GAAP net loss per share of $0.03 in Q3 2020
o
Non-GAAP net loss per share of $0.09 in Q3 2021, compared to non-GAAP net loss per share of $0.02 in Q3 2020
•
Shares Outstanding
o
Weighted average shares outstanding of 212.6 million in Q3 2021

*Tables reconciling GAAP to Non-GAAP measures are provided at the end of this release.

2021 Objectives

Aeva has already achieved three of the four objectives for 2021 and is on track to deliver the final objective. Our 2021 objectives are summarized below:

•
Build on momentum with two additional programs towards production: Completed goal with Plus and Nikon collaborations; remain on track with other collaborations
•
Accelerate engagements in non-automotive applications: Completed goal with Nikon collaboration for industrial metrology and automation
•
Strengthen supply chain for production to bring Aeva 4D LiDAR to scale: Completed goal with a number of key developments including finalizing key supply chain for our silicon processing chip and selecting Fabrinet to produce our 4D LiDAR chip module
•
Complete next-generation B sample development: On track to finish by year end and working with supply chain to prepare for deliveries in 2022

Conference Call Details

The company will host a conference call and live webcast to discuss results at 2:00 p.m. PT / 5:00 p.m. ET today. The live webcast and replay can be accessed at investors.aeva.ai.

About Aeva Technologies, Inc. (NYSE: AEVA)

Founded in 2017 by former Apple engineers Soroush Salehian and Mina Rezk, and led by a multidisciplinary team of engineers and operators experienced in the field of sensing and perception, Aeva’s mission is to bring the next wave of perception technology to broad applications from automated driving to consumer electronics, consumer health, industrial robotics, and security. For more information, visit www.aeva.com.

Aeva®, the Aeva logo and 4D LiDAR are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements in this press release include our beliefs regarding our financial position and operating performance for the third quarter of 2021 and business objectives for 2021, along with our expectations with respect to our collaborations with third parties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the ability to maintain the listing of Aeva’s securities on the New York Stock Exchange, (ii) the price of Aeva’s securities, which may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Aeva plans to operate, variations in performance across competitors, changes in laws and regulations affecting Aeva’s business and changes in the combined capital structure, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the risk of downturns and the possibility of rapid change in the highly competitive industry in which Aeva operates, (v) the risk that Aeva and its current and future collaborators are unable to successfully develop and commercialize Aeva’s products or services, or experience significant delays in doing so, (vi) the risk that Aeva may never achieve or sustain profitability; (vii) the risk that Aeva will need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all; (viii) the risk that Aeva experiences difficulties in managing its growth and expanding operations, (ix) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations, (x) the risk of product liability or regulatory lawsuits or proceedings relating to Aeva’s products and services, (xi) the risk that Aeva is unable to secure or protect its intellectual property; and (xii) the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics and natural disasters on Aeva’s business. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors, and for a further discussion of the material risks and other important factors that could affect our financial results, please refer to our filings with the SEC, including our Form 10-Q for the quarter ended June 30, 2021. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Investors:

Andrew Fung

investors@aeva.ai

Media:

Michael Oldenburg

press@aeva.ai

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	September 30, 2021	December 31, 2020

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$107,456	$24,624
Marketable securities	370,214	—
Accounts receivable, net	1,213	141
Inventory	3,337	1,219
Other current assets	8,457	4,970
Total current assets	490,677	30,954
Operating lease right-of-use assets	10,981	—
Property and equipment, net	3,755	1,614
Other assets	855	64
TOTAL ASSETS	$506,268	$32,632
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,156	$2,071
Accrued liabilities	3,987	2,606
Accrued employee costs	2,335	722
Lease liability, current portion	2,816	—
Other current liabilities	522	275
Total current liabilities	14,816	5,674
Lease liability, noncurrent portion	8,194	—
Warrant liability	1,110	—
Other liabilities	—	45
TOTAL LIABILITIES	24,120	5,719
STOCKHOLDERS’ EQUITY:
Common stock	21	15
Additional paid-in capital	613,428	87,982
Accumulated other comprehensive loss	(81)	—
Accumulated deficit	(131,220)	(61,084)
TOTAL STOCKHOLDERS’ EQUITY	482,148	26,913
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$506,268	$32,632

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$3,483	$1,945	$6,392	$4,111
Cost of revenue (1)	2,301	986	3,903	2,191
Gross profit	1,182	959	2,489	1,920
Research and development expenses (1)	20,908	4,303	51,019	14,283
General and administrative expenses (1)	6,739	1,208	21,641	3,339
Selling and marketing expenses (1)	922	203	2,079	1,027
Total operating expenses	28,569	5,714	74,739	18,649
Loss from operations	(27,387)	(4,755)	(72,250)	(16,729)
Interest income	119	3	228	194
Other expense, net	663	(2)	1,886	(22)
Net loss before taxes	(26,605)	(4,754)	(70,136)	(16,557)
Income tax provision	—	—	—	—
Net loss	$(26,605)	$(4,754)	$(70,136)	$(16,557)
Net loss per share, basic and diluted	$(0.13)	$(0.03)	$(0.36)	$(0.12)
Shares used in computing net loss per share, basic and diluted	212,587,878	143,942,078	196,302,040	139,526,408

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenue	$593	$241	$1,003	$470
Research and development expenses	4,806	388	8,624	1,255
General and administrative expenses	2,017	367	6,209	1,070
Selling and marketing expenses	107	13	209	20
Total stock-based compensation expense	$7,523	$1,009	$16,045	$2,815

Aeva Technologies, Inc.
Statements of Cash Flows
(Unaudited)
(In thousands)
	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(70,136)	$(16,557)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	741	603
Loss on write down of fixed assets	52	—
Amortization of right-of-use assets	1,204	—
Change in fair value of warrant liability	(1,904)	—
Stock-based compensation	16,045	2,815
Amortization of premium on available-for-sale securities	960	—
Changes in operating assets and liabilities:
Accounts receivable	(1,072)	369
Inventories	(2,118)	(465)
Other current assets	(6,673)	(1,421)
Other noncurrent assets	(791)	(5)
Accounts payable	3,275	(86)
Accrued liabilities	3,343	(1)
Accrued employee costs	771	105
Lease liability	(1,101)	—
Other current liabilities	247	54
Other noncurrent liabilities	—	13
Net cash used in operating activities	(57,157)	(14,576)
Cash flows from investing activities:
Purchase of property, plant and equipment	(2,241)	(726)
Purchase of available-for-sale securities	(454,357)	—
Sale of available-for-sale securities	20,122	—
Proceeds from maturities of marketable securities	62,980	—
Net cash used in investing activities	(373,496)	(726)
Cash flows from financing activities:
Proceeds from business combination and private offering	560,777	—
Transaction costs related to business combination and private offering	(47,487)	—
Payments of taxes withheld on net settled vesting of restricted stock units	(495)	—
Proceeds from exercise of stock options	690	37
Net cash provided by financing activities	513,485	37
Net increase (decrease) in cash and cash equivalents	82,832	(15,265)
Beginning cash and cash equivalents	24,624	46,637
Ending cash and cash equivalents	$107,456	$31,372

Aeva Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited)
(In thousands, except share and per share data)

Reconciliation from GAAP to non-GAAP operating loss
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP operating loss	$(27,387)	$(4,755)	$(72,250)	$(16,729)
Stock-based compensation	7,523	1,009	16,045	2,815
Non-GAAP operating loss	$(19,864)	$(3,746)	$(56,205)	$(13,914)

Reconciliation from GAAP to non-GAAP net loss
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP net loss	$(26,605)	$(4,754)	$(70,136)	$(16,557)
Stock-based compensation	7,523	1,009	16,045	2,815
Change in fair value of warrant liability	(664)	—	(1,904)	—
Non-GAAP net loss	$(19,746)	$(3,745)	$(55,995)	$(13,742)

Reconciliation from GAAP to non-GAAP net loss per share
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Shares used in computing GAAP net loss per share:
Basic and diluted	212,587,878	143,942,078	196,302,040	139,526,408
GAAP net loss per share
Basic and diluted	$(0.13)	$(0.03)	$(0.36)	$(0.12)
Stock-based compensation	0.04	0.01	0.08	0.02
Change in fair value of warrant liability	0.00	—	(0.01)	—
Non-GAAP net loss per share
Basic and diluted	$(0.09)	$(0.02)	$(0.29)	$(0.10)